UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 3, 2013

WEBSAFETY, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-140378	20-5150818
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1 Hampshire Court

Newport Beach, CA 92660

(Address of principal executive office)

(949) 642-7816

(Registrant's telephone number, including area code)

_____________________

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02  Unregistered Sales of Equity Securities

On June 28, 2013, the Company issued 1,000 shares of its Series B Preferred stock to its Chief Executive Officer and President, Rowland W. Day II.  Mr. Day converted $600,000 of the Company’s convertible promissory notes and accrued interest in return for the 1,000 shares of Series B Preferred stock.

The offering was made pursuant to Section 4(2) of the Securities Act of 1933.  Each share of Series B Preferred stock can be converted into 909,090 shares of the Company’s common stock and has five (5) times the number of votes that is equal to the number of common shares into which each share of Series B Preferred stock is convertible.

The Company will reduce its notes payable to Mr. Day by $600,000.

Item 5.01  Changes in Control of Registrant

As discussed in Item 3.02 Unregistered Sales of Equity Securities, the Series B Preferred stock issued to Mr. Day is convertible into 909,090,909 common shares.  Upon conversion of the Series B Preferred stock, Mr. Day will own 949,090,909 common shares or approximately 64% of the current total issued and outstanding common shares of the Company.  Each share of Series B Preferred stock has five (5) times the number of votes that is equal to the number of common shares into which each share of Series B Preferred stock is convertible.  Mr. Day will have prior to the conversion of any of the Series B Preferred stock, 4,545,454,545 votes on all matters or approximately 90% voting control

Item 9.01  Financial Statements and Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEBSAFETY, INC.

Date: July 3, 2013	By: /s/ Rowland W. Day II
Rowland W. Day II,
Chief Executive Officer

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